Exhibit 23.5

KPMG LLP Chartered Accountants Suite 3300 Commerce Court West PO Box 31 Stn Commerce Court Toronto ON M5L 1B2	Telephone Fax Internet	(416) 777-8500 (416) 777-8818 www.kpmg.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-4 of:

•

our auditors’ report dated November 28, 2006 on the consolidated balance sheets of Bank of Montreal (“the Bank”) as at October 31, 2006 and 2005 and the consolidated statements of income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended October 31, 2006;

•	our Comments by Auditors for US Readers on Canada-US Reporting Differences, dated November 28, 2006

•

our Report on Internal Control over Financial Reporting under Standards of the Public Company Accounting Oversight Board (United States) dated November 28, 2006 on management’s assessment of the effectiveness of internal control over financial reporting as of October 31, 2006 and the effectiveness of internal control over financial reporting as of October 31, 2006 each of which appears in the annual report on Form 40-F of the Bank for the fiscal year ended October 31, 2006.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

Chartered Accountants, Licensed Public Accountants

Toronto, Canada

October 12, 2007